Exhibit 99.1

FIRST AMENDMENT TO ASSET AND EQUITY INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET AND EQUITY INTEREST PURCHASE AGREEMENT (the “Amendment Agreement”), is made and entered into as of June 30, 2006, by and among JOHNSON POLYMER, LLC, a Wisconsin limited liability company (“Johnson Polymer”), JOHNSONDIVERSEY HOLDINGS II B.V., a company organized under the laws of the Netherlands (“JD Holdings II;” and along with Johnson Polymer, the “Sellers”), and BASF AKTIENGESELLSCHAFT, a German corporation (“Buyer”).

RECITALS

A. Johnson Polymer, JD Holdings II and Buyer have entered into that certain Asset and Equity Interest Purchase Agreement made and entered into as of May 1, 2006 (the “Purchase Agreement”) whereby Buyer has agreed to purchase from Johnson Polymer and JD Holdings II, among other things, (1) certain assets of Johnson Polymer which are used in the business of developing, manufacturing, and selling specialty polymers for use in the industrial print and packaging industry, industrial paint and coatings industry, and industrial plastics industry and (2) the equity interests in certain subsidiaries of Johnson Polymer and JD Holdings II. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

B. The parties desire to amend the Purchase Agreement and certain exhibits related thereto in the manner set forth in this Amendment Agreement and to clarify certain matters related to the Purchase Agreement as a result of the transactions contemplated by this Amendment Agreement.

AGREEMENTS

In consideration of the recitals and the agreements set forth in the Purchase Agreement, as amended hereby, the parties agree as follows:

1. Current Waxdale Employees (Exhibit 1.01 – A).

(a) New Waxdale Employees. Exhibit 1.01 – A to the Purchase Agreement, related to the Current Waxdale Employees, is hereby amended to add the following employees:

Pers. No.	Last name	First name	Position
10003264	Briggs	Susan	Non Inventory Purchasing Mgr.
10002854	Fiegel	Jana	Manager - Supply Chain NA
10003267	Mallegni	Michael	Sr. Cost Mgmt. Analyst
10002461	Patterson	Michael	VP Global Operations
10002293	Santiago	Roxane	Regulatory Affairs Specialist

(b) Removal of Waxdale Employees. Exhibit 1.01 – A to the Purchase Agreement, related to the Current Waxdale Employees, is hereby amended to remove the following employee:

Pers. No.	Last name	First name	Position
10002349	Meininger	Charles	Oper-Chem Proc III

Buyer acknowledges that the removal of the Current Waxdale Employee identified above creates an open employment position in connection with JohnsonDiversey’s performance obligations under the Toll Manufacturing Agreement. Buyer further acknowledges and agrees that JohnsonDiversey will attempt to fill the position with a new employee or an existing employee of JohnsonDiversey and, notwithstanding the provisions of Section 2.1(C) of the Toll Manufacturing Agreement, Buyer agrees that JohnsonDiversey is authorized to attempt to fill such open position and that JohnsonDiversey’s failure to fill the position shall not constitute a breach of the Toll Manufacturing Agreement.

2. Renaissance Park Employees. Exhibit 12.03(c)(ii) to the Purchase Agreement, related to the identification of those Transferred Johnson Polymer Employees working at Renaissance Park, is hereby amended to remove the following employee:

Pers. No.	Last name	First name	Position
10002854	Fiegel	Jana	Manager - Supply Chain NA

3. Purchase Price Allocation. As contemplated by Section 5.04 of the Purchase Agreement, the parties have, in good faith, determined (pending final resolution of the Closing Net Asset Value in accordance with Section 5.03 of the Purchase Agreement) the relative values to be assigned to the Purchased Assets and Equity Interests, which values are set forth on Exhibit A attached hereto. The parties agree to amend the Purchase Agreement to attach Exhibit A hereto as Exhibit 5.04 to the Purchase Agreement. The parties acknowledge that such purchase price allocation represents the allocation of the purchase price pending final resolution of the Closing Net Asset Value, and the parties further agree to, in good faith, make whatever adjustments to the purchase price allocation set forth on the attached Exhibit 5.04 as are necessary due to, or in light of, final resolution of the Closing Net Asset Value in accordance with Section 5.03 of the Purchase Agreement.

4. Johnson Polymer, Ltd. (Thailand).

(a) Conversion From Share Transfer to Asset Transfer. Buyer and Sellers acknowledge that there are certain requirements under Thai law that make it impractical for the parties to effect a transfer of the Equity Interests in Johnson Polymer, Ltd, a company organized under the laws of Thailand (“Polymer Thailand”), from Johnson Polymer to Buyer. Accordingly, Buyer and Sellers agree to amend the Purchase Agreement to convert the sale of the Equity Interests in Polymer Thailand to a sale of substantially all of the assets and liabilities of Polymer Thailand to Buyer, or its Designated Affiliate, in accordance with the terms and conditions described herein.

(b) Purchased Thai Assets. On the Closing Date, subject to the terms and conditions of this Amendment Agreement and the Purchase Agreement, Sellers shall cause Polymer Thailand to sell, convey, assign and deliver to Buyer (or its Designated Affiliate), and Buyer or its Designated Affiliate shall purchase and accept from Polymer Thailand, all right, title and interest of Polymer Thailand in and to all of Polymer Thailand’s assets, properties, claims and rights (whether real, personal, tangible and intangible, accrued, contingent or otherwise and of every kind, nature, type and description, wherever located), except for the Excluded Thai Assets (as defined below in Section 4(c)), as such purchased assets exist on the Closing Date (collectively, the “Thai Purchased Assets”). The parties acknowledge and agree that the Thai Purchased Assets shall constitute “Purchased Assets” for all purposes of the Purchase Agreement, as amended.

(c) Excluded Thai Assets. Notwithstanding anything contained herein to the contrary, the following rights and assets of Polymer Thailand shall be excluded from the transactions contemplated by this Amendment Agreement and the Purchase Agreement, shall not be considered Thai Purchased Assets nor shall be transferred to Buyer or its Affiliates, and shall be retained by Polymer Thailand (collectively, the “Excluded Thai Assets”):

(i) cash and cash equivalent items, including checking accounts, bank accounts, certificates of deposit, time deposits, mutual funds and Other Investment Securities;

(ii) any Files and Records relating to any person employed by Polymer Thailand prior to the Closing, however only to the extent such transfer and sale is prohibited by Legal Requirements;

(iii) except as otherwise provided in the Purchase Agreement, all claims and rights to receive Tax refunds, credits and benefits relating to the operation, use or ownership of the Purchased Thai Assets for any Tax period (or portion thereof, including the portion of a Straddle Period) ending on or prior to the Closing Date together with any net deferred tax assets;

(iv) the minute books and other corporate or charter records of Polymer Thailand;

(x) the Excluded Contracts, to the extent Polymer Thailand is a party or beneficiary thereto;

(xi) all right, title and interest in the Differentiated Floorcare Polymers;

(xii) except for those trademarks containing the letters “Jon” which are specifically identified in the definition of Intellectual Property, all rights and interest of Polymer Thailand in and to the names “Johnson,” “Johnson Polymer,” “JonWax” and “JohnsonDiversey,” any derivatives thereof, all trademarks and logos relating thereto, and all goodwill associated with any of the foregoing; and

(xiii) all floorcare product formulations.

The parties acknowledge and agree that the Excluded Thai Assets shall constitute “Excluded Assets” for all purposes of the Purchase Agreement, as amended.

(d) Assumption of Liabilities. At the Closing, Buyer (or its Designated Affiliate) shall assume and agree to pay, perform and discharge as and when due, all of the liabilities and obligations of Polymer Thailand but excluding liabilities and obligations primarily related to the Excluded Assets (collectively, the “Thai Assumed Liabilities”), including, without limitation: (i) all trade accounts payable of Polymer Thailand included in the Closing Net Asset Value Statement; (ii) all accrued liabilities and rebate obligations of Polymer Thailand included in the Closing Net Asset Value Statement; (iii) all other liabilities of the Polymer Thailand business included in the Closing Net Asset Value Statement; (iv) all liabilities and obligations under the Contracts pursuant to which Polymer Thailand is a party; (v) to the extent reflected in the Closing Net Asset Value Statement, warranty or product return obligations of Polymer Thailand with respect to products and/or services sold by Polymer Thailand prior to the Closing; and (vi) except as otherwise provided herein, all other liabilities and obligations of Polymer Thailand related to its operation of the Business on or prior to the Closing. The parties acknowledge and agree that the Thai Assumed Liabilities shall constitute “Assumed Liabilities” for all purposes of the Purchase Agreement, as amended.

(e) Offer of Employment to Employees. Buyer acknowledges and agrees that it has made a Qualifying Offer to employ each employee of Polymer Thailand. The parties acknowledge that the provisions of Sections 12.03(a) (ii)-(iv), 12.04 and 13.04 of the Purchase Agreement shall apply in determining (i) when and in what circumstances the parties are obligated to provide Severance Benefits in connection with such Qualifying Offer and (ii) the application of any noncompetition and nonsolicitation obligations in connection with the sale of the Thai Purchased Assets and the transfer of the Polymer Thailand employees to Buyer as if such employees constituted Johnson Polymer Employees or Transferred Non-U.S. Employees.

By way of clarification, the parties acknowledge and agree that the provisions of this Section 4(e) are intended to place the parties in a similar position with respect to the transfer of the Polymer Thailand employees contemplated hereby as if the transfer of Polymer Thailand to Buyer was effected by a transfer of the Equity Interests of Polymer Thailand from Johnson Polymer to Buyer.

(f) Incremental Tax Obligations Associated with Asset Transfer. Sellers, on the one hand, and Buyer, on the other hand, agree to share equally, the (i) incremental taxes payable in Thailand and owed by Polymer Thailand as a result of converting the transfer of the Polymer Thailand business from an Equity Interests transfer to an asset transfer and (ii) in accordance with Section 11.03 of the Purchase Agreement, the other filing fees and Taxes incurred as a result of the asset transfer contemplated hereby.

(g) Treatment of value added tax (“VAT”). With respect to Thailand and Canada, VAT as applicable under the local statutory VAT law at the time of purchase of the Purchased Assets shall be borne by Buyer or its Designated Affiliate, provided that Sellers shall render Buyer or its Designated Affiliate invoices sufficient for obtaining input VAT credit pursuant to the local statutory VAT law. VAT under applicable local laws shall be settled locally between the Sellers and the Designated Affiliates upon submission of invoices providing for such VAT and in accordance with the applicable local law within five Business Days after the receipt of the invoice. No interest shall apply on such tax payments if and to the extent paid within the 5 Business Days.

5. Withholding on Purchase Price. The parties acknowledge that the portion of the Purchase Price being allocated for the purchase of Johnson Polymer, LLC’s direct Canadian customer list (“Customer List”) and for the Equity Interests in Johnson Polymer, Shanghai Company Limited (“Polymer China”) requires Buyer or its Designated Affiliate and Polymer China to withhold a portion of such Purchase Price under local Tax laws.

(a) Canada. The parties agree to determine the Canadian Tax withholding amount in good faith and Buyer or its Designated Affiliate agrees to withhold such amount and remit same to the applicable taxing authority. Buyer agrees to cause BASF Canada to remit and pay such amount to the applicable Canadian Tax authorities and to deliver a payment certificate to JohnsonDiversey, Inc. evidencing payment of the applicable Tax to the applicable Canadian Tax Authority. The parties agree, in good faith, to make such adjustments to the withholding amount as are necessary pending final determination of the withholding amount in accordance with the applicable Tax rules and regulations of the applicable Tax jurisdiction.

(b) China. Buyer and Sellers agree that Buyer shall not withhold any portion of the Purchase Price relating to the acquisition of the Equity Interests in Polymer China at the time of Closing. Buyer and Sellers further agree that upon final determination of the withholding Tax associated with the sale of the Equity Interests in Polymer China, JohnsonDiversey will promptly pay to Polymer China the amount of the applicable withholding Tax by wire transfer of immediately available funds to an account designated by Polymer China. Upon receipt of such amount, Buyer agrees to cause Polymer China to remit and pay such amount to the applicable Chinese Tax authorities and to deliver a payment certificate to JohnsonDiversey, Inc. evidencing payment of the applicable Tax to the applicable Chinese Tax Authority.

Seller will bear all cost (for example cost for additionally required audited reports or auditor confirmations), which may arise because of the responsible Chinese tax authorities’ procedural requirements with regard to the tax assessments. Such cost will also be considered in the final adjustment payment between JohnsonDiversey and Polymer China. Buyer agrees to indemnify, defend and hold Sellers’ or any of their affiliates, officers, directors and employees harmless from any Seller’s Damages incurred by any of them as a result of Buyer’s failure to remit to the appropriate Taxing authority any amount withheld by Buyer with respect to Canada as provided in Section 5(a) above or which is paid by JohnsonDiversey to Polymer China pursuant to Section 5(b) above.

6. Adjustment Time. The definition of Adjustment Time set forth in Section 1.01 of the Purchase Agreement is hereby amended in its entirety as follows:

“Adjustment Time” means: (a) for purposes of preparing the Closing Net Asset Value Statement, 2400 (applicable local time) on the Closing Date and 0000 (applicable local time) on the day following the Closing Date at each location of the Business; and (b) for all other purposes, including for determining the effective time of the Closing, 2400 (Central Standard Time) on the Closing Date and 0000 (Central Standard Time) on the day following the Closing Date.

7. Johnson Polymer, Shanghai Company Limited. Sellers and Buyer acknowledge that the transfer of the Equity Interests of Polymer China requires Polymer China and Buyer to file the appropriate documentation and make the appropriate submissions of documents to obtain the approval and registration with the applicable Chinese authorities, including, without limitation, the Administrative Committee of the Waigaoqiao Bonded Zone and the Shanghai Administrative Bureau for Industry and Commerce, Waigaoqiao Branch (collectively, the “Chinese Authorities”), which are necessary to approve the sale and transfer of the Equity Interests in Polymer China to Buyer or its Designated Affiliate pursuant to the terms and conditions of the Purchase Agreement. The parties further acknowledge that the applicable documentation has not yet been submitted to the Chinese Authorities to obtain the approval of the transfer of the Equity Interests in Polymer China and, accordingly, the Chinese Authorities have not yet approved the transfer of the Equity Interests in Polymer China pursuant to the terms of the Purchase Agreement. Accordingly, Sellers and Buyer agree as follows:

(a) Closing. Sellers and Buyer agree to execute and file (or cause the execution and filing of) such documents, agreements and instruments to effect the transfer of the Equity Interests in Polymer China from Johnson Polymer to Buyer or its Designated Affiliate, including a Contract for the Transfer of Equity Interest and any and all documents, agreements or instruments referenced therein, as soon as possible after Closing.

(b) Operation of Polymer China. Notwithstanding the failure to have all approvals for the transfer of the Equity Interests from the Chinese Authorities, Buyer agrees to pay the portion of the Purchase Price relating to Polymer China to Sellers on the date hereof and Sellers agree to operate the business of Polymer China in trust for the benefit of Buyer from the date hereof through the date that Sellers and Buyer receive approval from the Chinese Authorities for the transfer of the Equity Interests in Polymer China. By way of clarification, Sellers and Buyer agree that the operation of the business of Polymer China from the date hereof through the date of approval of the transfer of the Equity Interests by the Chinese Authorities shall be subject to the following:

(i) Sellers shall continue to comply with (and shall cause Polymer China to continue to comply with) Section 13.01 of the Purchase Agreement;

(ii) Buyer and its Affiliates shall continue to have access to the premises, personnel, properties, books, records, contracts and documents of Polymer China in accordance with Section 13.03 of the Purchase Agreement;

(iii) Sellers and Buyer shall, in good faith, determine the source and amount of any funding, if needed, to operate the business of Polymer China;

(iv) Sellers shall continue to operate the business of Polymer China in the Ordinary Course of Business, including with respect to incurring accounts or trade payables related to business expenses and generating receivables related to sales of products;

(v) Sellers and Buyer agree to discuss and obtain the prior approval of each of Sellers, on the one hand, and Buyer, on the other hand, of any sale of any product or the purchase of any product from any Affiliate of Sellers or any Affiliate of Buyer; and

(vi) Sellers and Buyer agree to cause Polymer China to continue to comply with, to the extent applicable, the covenants set forth in Sections 11, 12 and 13 of the Purchase Agreement; provided, however, Buyer acknowledges and agrees that Section 13.04(a) of the Purchase Agreement shall not apply to Sellers’ operation of the business of Polymer China unless and until the Chinese Authorities approve the transfer of the Equity Interests in Polymer China to Buyer or its Designated Affiliate.

(c) Failure to Obtain Approvals. Within ten (10) Business Days after the earlier of (i) a final determination of the Chinese Authorities prohibiting a transfer of the Equity Interests in Polymer China to Buyer or its Designated Affiliate or (ii) if the transfer of the Equity Interests in Polymer China has not been approved by the Chinese Authorities, ninety (90) days after the Closing Date, then Sellers and Buyer agree to meet and discuss, in good faith, the status of the approval proceedings and to develop options for consummating the transfer of Polymer China to Buyer, which options shall include extending the waiting period for receiving the necessary approvals of the Chinese Authorities. In the event Sellers and Buyer cannot agree on an extension of the waiting period or on other alternatives for effecting the transfer of Polymer China, Sellers agree to refund the portion of the Purchase Price allocated to Polymer China (less the amount of the withholding Tax attributable to the sale of the Equity Interests in Polymer China paid, if any, to the applicable Chinese Tax authorities), plus interest at a rate equal to the 30 day LIBOR plus 350 basis points commencing on the Closing Date and ending on the date of payment. . In the event that the applicable Chinese Authorities do not approve the transfer or the parties agree to terminate the application for transfer, the limitations and conditions specified herein regarding the operation of the business of Polymer China shall be terminated and any name pre-verification planned in contemplation of the approval of the transfer of the Equity Interests shall be cancelled.

(d) Sublicense Pursuant to Trademark License and Consent Agreement. During the period of time commencing on the date hereof and continuing through the date that all necessary approvals are received from the Chinese Authorities in connection with the sale and transfer of the Equity Interests in Polymer China, (i) Buyer agrees to grant a sublicense to Polymer China (pursuant to the terms and conditions of that certain Trademark License and Consent Agreement dated as of the date hereof between S.C. Johnson & Son, Inc. and Buyer (the “Phase-Out License”)) for the right to use the “JOHNSON Brand” and the “JP Mark,” as such terms are defined in the Phase-Out License and (ii) Buyer agrees that Johnson Polymer will not be required to change its current company name from “Johnson Polymer, LLC.”

8. SGO Equipment Lease. Johnson Polymer B.V. (“Polymer B.V”) has entered into that certain Lease Agreement dated July 2, 1999 between De Lage Landen Ireland Company and

S.C. Johnson Polymer B.V. (n/k/a Johnson Polymer B.V) and certain agreements related thereto (collectively, the “Lease Agreement”). Buyer and Sellers acknowledge and agree that Polymer B.V. will (a) terminate the Lease Agreement prior to the expiration of the term of the Lease Agreement, and (b) in accordance with the terms of the Lease Agreement, will exercise its rights to effect the purchase of the leased equipment. Buyer acknowledges and agrees that (x) any liability associated with the Lease Agreement shall not be included in determining the Closing Net Asset Value, (y) the full purchase price for the lease equipment under the terms of the Lease Agreement shall be included as an asset in determining the Closing Net Asset Value and (z) Buyer shall reimburse Sellers for any termination fees associated with the early termination of the Lease Agreement.

9. Software Summary by Supplier (Exhibit 2(a)(iv)). Exhibit 2(a)(iv) to the Purchase Agreement is hereby amended in its entirety and shall be replaced with the Exhibit 2(a)(iv) attached hereto as Exhibit B. In addition, Section 2(a)(iv) of the Purchase Agreement shall be amended in its entirety and shall be replaced with the following:

“(iv) the Intellectual Property of Johnson Polymer, together with the right to use the software used by the Business, including the software listed on Exhibit 2(a)(iv) (provided that [a] the software licenses listed on Exhibit 2(a)(iv) containing a “Y” under the column titled “Included in PA” either [i] will be transferred to Buyer as part of the Purchased Assets being sold by Johnson Polymer under the terms of the Purchase Agreement or [ii] will remain in place with the applicable Subsidiary after the Closing and, therefore, will be available for use by the Business after the Closing; [b] the software licenses listed on Exhibit 2(a)(iv) containing “LB” under the column titled “Included in PA” either [i] will be transferred to Buyer as part of the Purchased Assets being sold by Johnson Polymer under the terms of the Purchase Agreement or [ii] will remain in place with the applicable Subsidiary after the Closing and, therefore, will be available for use by the Business after the Closing, and such software will be licensed back to JohnsonDiversey pursuant to the Toll Manufacturing Agreement for the period during which it is needed by JohnsonDiversey to perform its obligations under the Toll Manufacturing Agreement; [c] the benefits of the software licenses on Exhibit 2(a)(iv) containing a “Y” under the column titled “Included in TSA” will be made available to the Business after the Closing pursuant to the terms and conditions of the Transition Services Agreement to be entered into between Buyer and JohnsonDiversey at the Closing and will be considered Excluded Assets; [d] the source code of the software listed on Exhibit 2(a)(iv) containing a “J” under the column titled “Included in PA” will be jointly owned by Buyer and JohnsonDiversey and each of Buyer and JohnsonDiversey will be able to use, license and modify such software without compensation to the other; and, [e] the benefits of the software licenses on Exhibit 2(a)(iv) containing an “O” under the column titled “Included in TSA” will be made available to the Business after the Closing pursuant to the terms and conditions of the Transition Services Agreement to be entered into between Buyer and JohnsonDiversey at the Closing, will be considered Excluded Assets and at any time during the term of the Toll Manufacturing Agreement at the request of Buyer, JohnsonDiversey will assign its rights in such software to Buyer provided further that in the event JohnsonDiversey assigns its rights under such software to Buyer, such software will be licensed back to JohnsonDiversey pursuant to the Toll Manufacturing Agreement for the period during which it is needed by JohnsonDiversey to perform its obligations under the Toll Manufacturing Agreement;”

10. Insurance Coverage For Above Ground Storage Tanks. Buyer acknowledges and agrees that under Delaware law, Johnson Polymer is required to maintain certain insurance coverage in connection with above ground storage tanks located at its Seaford facility. Buyer further acknowledges and agrees that Johnson Polymer shall renew, and pay for, such insurance coverage for a one year period commencing on June 1, 2006 and ending on May 31, 2007 and that Buyer shall reimburse Johnson Polymer for the pro rata portion of such coverage falling after the Closing Date; provided, however, Buyer’s obligation to reimburse Johnson Polymer shall be conditioned upon the proper assignment of the insurance policy to Buyer or its Designated Affiliate at Closing.

11. Reference Net Asset Value. The definition of Reference Net Asset Value set forth in Section 1.01 of the Purchase Agreement is hereby amended in its entirety as follows:

“Reference Net Asset Value” means an agreed upon amount for the Net Asset Value of the Business, which the parties agree is equal to One Hundred Five Million Seven Hundred Fifty-Six Thousand Dollars ($105,756,000).

12. Full Force and Effect. Except as amended or updated by this Amendment Agreement, the Purchase Agreement remains in full force and effect, unchanged and binding upon the parties thereto.

13. Counterparts; Facsimile Signatures. This Amendment Agreement may be executed in one or more counterparts, which taken together shall constitute a single instrument. Signatures delivered by facsimile shall be binding for all purposes hereof.

14. Limitation on Certain Activities with Respect to Subsidiaries. Section 12.08 of the Purchase Agreement limits Buyer from making certain elections and engaging in certain activities. The limitations provided in Section 12.08(b)(i) of the Purchase Agreement shall not apply in the case Buyer or any of its Subsidiaries makes a sale of assets at a value above the book value of the respective assets; provided, however, the limitations set forth in Sections 12.08(a) and (b)(ii) shall continue to apply.

15. State of Wisconsin Sales Tax Issues. On or prior to the Closing, Johnson Polymer shall enter into, and shall cause JohnsonDiversey to enter into, an Agreement Regarding the Transfer of Certain Assets, the form of which is attached as Exhibit C to this Amendment Agreement.

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IN WITNESS WHEREOF the parties have executed this Amendment Agreement as of the day first written above.

JOHNSON POLYMER, LLC

BY	/s/ Larry Berger
Print Name	Larry Berger
Title	Vice President

JOHNSONDIVERSEY HOLDINGS II B.V.

BY	/s/ David C. Quast
Print Name	David C. Quast
Title	Managing Director

BASF Aktiengesellschaft

BY	/s/ Joachim Scholz
Print Name	Joachim Scholz
Title	VP Legal

BASF Aktiengesellschaft

BY	/s/ Wolf-Dieter Starp
Print Name	Wolf-Dieter Starp
Title	Vice President